Exhibit 5.1

BY EMAIL

Date	3 October 2022

T20 Holdings Ltd. 3 Phillip Street #19-01 Royal Group Building Singapore 048693	Your ref
Our ref NH/MT/692772-07000

	DDI	(+65) 6305 8472

	Email	mark.tan@pinsentmasons.com

Dear Sir or Madam

T20 HOLDINGS LTD.

We have been asked to provide this legal opinion to you with regard to the laws of Singapore in connection with the registration of an initial public offering by T20 Holdings Ltd. (the "Company"), of up to 3,124,119 ordinary shares in the capital of the Company, including the underwriters’ over-allotment option and ordinary shares pursuant to the representative’s warrants (the "Ordinary Share", and together, the “Ordinary Shares”), under the United States Securities Act of 1933, as amended (the "Securities Act"). Included in the Ordinary Shares are up to 2,390,994 Ordinary Shares (the “Company Shares”) to be newly issued and sold by the Company and up to 733,125 Ordinary Shares (the “Selling Shareholder Shares”) to be sold by the selling shareholder listed in the Registration Statement (as defined in Schedule 1) under “Principal and Selling Shareholders” (the “Selling Shareholder”).

For the purposes of giving this opinion, we have examined and relied upon the originals or copies of the documents listed in Schedule 1.

This opinion is limited to the laws of Singapore. We have made no investigation of, and express no opinion as to, the laws of any jurisdiction outside Singapore, and in particular, we give no advice regarding the application or content of the federal law of the United States or the laws of any state within the United States.

Based upon the foregoing examinations and the assumptions and qualifications set out below and having regard to legal considerations which we consider relevant, and under the laws of Singapore, as at the date hereof, we give the following opinions in relation to the matters set out below.

1.	The Company is a public company duly incorporated with limited liability, validly existing under the laws of Singapore (the "Registrar").

2.	The Company Shares have been duly authorised by all necessary corporate action of the Company.

3.	Upon the issue of the Company Shares (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Company Shares have been issued and credited as fully paid), delivery and payment therefore by the allotee in accordance with the Constitution (as defined in Schedule 1), and the terms of the Underwriting Agreement (as defined in Schedule 1) and Warrant Agreement (as defined in Schedule 1), the Company Shares will be validly issued, fully paid-up and non-assessable.

Pinsent Masons MPillay LLP

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Pinsent Masons MPillay LLP, a limited liability partnership registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A) (UEN/Registered No. T10LL1128C) is a joint law venture between Pinsent Masons LLP and MPillay. Pinsent Masons MPillay LLP is an affiliated entity of Pinsent Masons LLP, a limited liability partnership registered in England & Wales (registered number: OC333653).

Reference to "Pinsent Masons" is to Pinsent Masons LLP and/or one or more of the affiliated entities that practise under the name "Pinsent Masons" as the context requires. The word "partner", used in relation to Pinsent Masons MPillay LLP, refers to a member or an employee or consultant of the LLP or any affiliated firm, with equivalent standing. A list of members of Pinsent Masons MPillay LLP, and those non-members who are designated as partners, is available for inspection at our offices or at www.pinsentmasons.com

For a full list of the jurisdictions where we operate, see www.pinsentmasons.com

4.	The Selling Shareholder Shares are validly issued, fully paid-up and non-assessable.

The foregoing opinions are given based on the following assumptions.

1.	The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Resolutions (each as defined in Schedule 1) are, or will be, genuine and are, or will be, those of a person or persons stated therein. All documents purporting to be sealed have been, or will be, so sealed. All copies are complete and conform to their originals. The Registration Statement and Resolutions when executed will conform in every material respect to the latest drafts of the same produced to us prior to the date hereof and, where provided in successive drafts, have been marked up to indicate all changes to such documents.

2.	The Resolutions are complete and accurate, and all matters required by law, the Old Constitution and the Constitution of the Company (as the case may be) are completely and accurately so recorded.

3.	There are no records of the Company (other than the documents in Schedule 1), agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions envisaged in the Registration Statement or restrict the powers and authority of the directors of the Company in any way or which would affect any opinion given herein.

4.	The Constitution will be the constitution of the Company in effect at the time of the issue of the Company Shares.

5.	We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

6.	The Company will receive consideration in money or moneys worth for each Company Share offered by the Company when issued at the agreed issue price as per the terms of the Registration Statement.

7.	Each of the Resolutions (other than by the Company with regard to the laws of Singapore) will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the Company Shares and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under all other relevant laws (other than the laws of Singapore).

8.	The power, authority and legal right of all parties under all relevant laws and regulations (other than the Company under the laws of Singapore) to enter into, execute and perform their respective obligations under the Resolutions and Registration Statements.

9.	In respect of the Underwriting Agreement (as defined below), Warrant Agreement (as defined below), and the Registration Statement (as defined below), we have assumed due compliance with all matters concerning the laws of the United States of America and all other relevant jurisdictions (other than in Singapore in respect of the matters which we have opined on in this legal opinion).

10.	Each of the parties to the Underwriting Agreement (as defined below) and Warrant Agreement (as defined below), other than the Company, is validly incorporated or established, and existing under the laws of its place of incorporation or establishment.

11.	The genuineness of all signatures on all documents and that each signature is that of a person duly authorised to affix the same and execute the relevant documents, and the completeness, and the conformity to original documents, of all copies submitted to us.

12.	Each of the documents submitted to us for examination is a true, complete and up-to-date copy and has not been revoked or amended, and all representations, warranties and factual statements contained in all documents listed in in Schedule 1 are true and correct.

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13.	The directors of the Company:

13.1	have been duly appointed in accordance with the provisions of the Companies Act and the Old Constitution or Constitution of the Company (as the case may be) in force at that time;

13.2	have acted and will act in good faith and in the best interests of the Company in approving the preparation, execution and filing of the Registration Statement (as defined below), the entry into the transactions contemplated in the Registration Statement (as defined below) and the execution of, and entry into, the Underwriting Agreement (as defined below), Warrant Agreement (as defined below) and without intention to defraud any of the creditors of the Company; and

13.3	have each disclosed and will disclose any interest which he may have in the transactions contemplated in the Registration Statement (as defined below), Underwriting Agreement (as defined below) and Warrant Agreement (as defined below) in accordance with the provisions of the Companies Act, the Old Constitution, and the Constitution of the Company and none of the directors of the Company has or will have any interest in such transactions except to the extent permitted by the Companies Act, the Old Constitution and the Constitution (as the case may be) of the Company.

The opinions expressed above are subject to the following qualifications:

1.	The term "enforceable" and its cognates as used in this opinion means that the obligations assumed by any party under the Documents are of a type which the courts of Singapore (the "Courts" and each a "Court") enforce. This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

1.1	enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

1.2	enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where a Court considers damages to be an adequate remedy;

1.3	claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

1.4	where obligations are to be performed in a jurisdiction outside of Singapore, they may not be enforceable in Singapore to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

1.5	a judgment of a Court may be required to be made in Singapore dollars;

1.6	to the extent that any provision of the Registration Statement is adjudicated to be penal in nature, it will not be enforceable in the Courts; in particular, the enforceability of any provision of the Registration Statement that is adjudicated to constitute a secondary obligation which imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation may be limited;

1.7	to the extent that the performance of any obligation arising under the Registration Statement would be fraudulent or contrary to public policy, it will not be enforceable in the Courts;

1.8	in the case of an insolvent liquidation of the Company, its liabilities are required to be translated into the functional currency of the Company (being the currency of the primary economic environment in which it operated as at the commencement of the liquidation) at the exchange rates prevailing on the date of commencement of the voluntary liquidation or the day on which the winding up order is made (as the case may be);

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1.9	a Court will not necessarily award costs in litigation in accordance with contractual provisions in this regard; and

2.	Our opinion as to good standing and proper incorporation is based solely upon receipt of the Certificate of Good Standing issued by the Registrar.

3.	For the purposes of this opinion, we have assumed that the term “non-assessable” (a term which has no recognised meaning under the laws of Singapore) in relation to the Ordinary Shares means that holders of such shares, having fully paid up all amounts due on such shares, are under no further personal liability to make payments to the Company or its creditors or contribute to the assets or liabilities of the Company in their capacities purely as holders of such shares.

4.	We express no opinion as to the validity, binding effect or enforceability of any provision in the Underwriting Agreement (as defined below), Warrant Agreement (as defined below), or as to the availability in Singapore of remedies which are available in our jurisdictions.

5.	With respect to matters of fact material to this legal opinion, we have relied on the statements of the responsible officers of the Company.

6.	For the Business Profile, Register of Directors and Certificate of Good Standing, we have relied on electronic searches of publicly available records and the records disclosed by such searches may not be complete or up to date.

7.	We have not investigated or verified the accuracy or completeness of the facts and information, including any statements of foreign law, or the reasonableness of any assumptions, statements of opinion or intention, contained in the Underwriting Agreement (as defined below), Warrant Agreement (as defined below) and the other documents listed in Schedule 1. We do not express an opinion on any matters of fact generally, including statements of foreign law, or the reasonableness of any statements of opinion contained in the documents listed in Schedule 1. In addition, we are not responsible for investigating or verifying whether any material fact has been omitted from such documents.

For the avoidance of doubt, we do not assume responsibility for updating this opinion as of any date subsequent to the date of this opinion, and assume no responsibility for advising you of any changes with respect to any matters described in this opinion that may occur subsequent to the date of this opinion or from the discovery subsequent to the date of this opinion of information not previously known to us pertaining to the events occurring on or prior to the date of this opinion. This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

This opinion shall be construed in accordance with the laws of Singapore.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm, as Singapore counsel to the Company in the Registration Statement, including a reference to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

Yours faithfully

Pinsent Masons MPillay LLP

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Schedule 1

List Of Documents Examined

1.	The Constitution of the Company, as a public company, adopted on 3 August 2022, filed as exhibit 3.3, to be in effect upon the consummation of the sale of the Ordinary Shares (the "Constitution").

2.	The previous constitution of the Company, as a private company, adopted on incorporation of the Company (the “Old Constitution”).

3.	The Business Profile and Register of Directors, in each case, of the Company, copies of which we have extracted from the website of the Accounting and Corporate Regulatory Authority, searched on 30 September 2022.

4.	A copy of a Certificate of Good Standing dated 30 September 2022 in respect of the Company issued by the Registrar (the "Certificate of Good Standing").

5.	A copy of the following (the "Resolutions"):

5.1	executed written resolutions of the members of the Company approving various matters, including the allotment of the Ordinary Shares and certain Selling Shareholder Shares (as applicable) dated 1 August 2022

5.2	executed written resolutions of the directors of the Company approving various matters, including the allotment of certain Selling Shareholder Shares (as applicable) dated 3 March 2022

5.3	executed written resolutions of the directors of the Company approving various matters, including the allotment of certain Ordinary Shares and certain Selling Shareholder Shares (as applicable) dated 1 August 2022

6.	A copy of the Register of Members of the Company as of 3 October 2022.

7.	A copy of the Company's Registration on Form F-1 (File No. 333-266102) (including a draft of the Form F-1/A No. 3 Registration Statement to be filed by the Company with the United States Securities and Exchange Commission) registering the Ordinary Shares under the Securities Act (such registration statement, as amended, the "Registration Statement"), as well as the following exhibits of the Registration Statement:

7.1	Exhibit 1.1 (Form of Underwriting Agreement) (the “Underwriting Agreement”)

7.2	Exhibit 4.2 (Form of Underwriter’s Warrant Agreement) (the “Warrant Agreement”)

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